UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2023

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38742	83-0982969
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 655-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADN	The Nasdaq Capital Market
Warrants to purchase one share of common stock, each at an exercise price of $11.50	ADNWW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2023, Advent Technologies Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), had closed below $1.00 per share for 30 consecutive business days and, as a result, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which sets forth the minimum bid price requirement for continued listing on the Nasdaq Capital Market (the “Minimum Bid Requirement”). This initial letter provided that the Company had until November 20, 2023, to regain compliance with the Minimum Bid Requirement (the “Initial Period”) by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days.

The Company requested in writing an additional 180-calendar day compliance period after the expiration of the Initial Period to regain compliance with the Nasdaq requirements and informed Nasdaq of its intention to cure the deficiency during any second compliance period extension by effecting a reverse stock split, if necessary. During the Initial Period, the Company continued to satisfy the criteria for initial listing on the Nasdaq Capital Market, except the Minimum Bid Requirement, and the continued listing requirement for market value of publicly held shares.

On November 21, 2023, Nasdaq notified the Company that, after an analysis of the requirements under Nasdaq Listing Rule 5810 (c)(3)(A), the Staff determined that the Company is eligible for an additional 180 calendar day extension period (the “Additional Period”), or until May 20, 2024, to regain compliance with the Minimum Bid Requirement. This Additional Period relates exclusively to the bid price deficiency and the Company may be delisted during this Additional Period for failure to maintain compliance with any other listing requirements which occur during the Additional Period. If at any time during the Additional Period the closing bid price of the Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed.

In the event that the Company is not able to cure the bid price deficiency during the Additional Period, the Staff will provide written notice that the Common Stock will be delisted; however, the Company may request a hearing before the Nasdaq Hearings Panel (the “Panel”), which request, if timely made, would stay any further suspension or delisting action by the Staff pending the conclusion of the hearing process and expiration of any extension that may be granted by the Panel. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Requirement or maintain compliance with the other Nasdaq listing requirements during the Additional Period or that, if the Company is unable to cure the deficiency in the Additional Period and appeals the delisting determination by the Staff to the Panel, such appeal would be successful.

The Company intends to continue to closely monitor the closing bid price of the Common Stock and consider all available options to remedy the bid price deficiency to regain compliance with the Minimum Bid Requirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVENT TECHNOLOGIES HOLDINGS, INC.

	By:	/s/ James F. Coffey
Dated: November 22, 2023		Name:	James F. Coffey
		Title:	Chief Operating Officer and General Counsel

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